UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
Item 7.01.	Regulation FD Disclosure.
     As of May 1, 2009, CapitalSource Bank’s Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only — FFIEC 041, for the quarter ended March 31, 2009 (the “Call Report”) was posted to the Federal Deposit Insurance Corporation’s website at https://cdr.ffiec.gov/public/ManageFacsimiles.aspx. A copy of the Call Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information in these Items 2.02 and 7.01 of this Current Report and the Call Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in these Items 2.02 and 7.01 of this Current Report and the Call Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
      On April 30, 2009, the Compensation Committee of the Board of Directors of CapitalSource Inc. approved an annual cash salary of $600,000 for the Company’s Chief Executive Officer, John K. Delaney, commencing May 1, 2009. Pursuant to his employment agreement, Mr. Delaney also receives quarterly grants of fully vested stock units valued at $100,000, based on the closing price of the Company’s common stock on the last trading day of each quarter. These stock units require delivery to Mr. Delaney of shares of the Company’s common stock on the earlier of a change of control or termination of his service to the Company.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009	/s/ STEVEN A. MUSELES
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	CapitalSource Bank’s Consolidated Reports of Condition and Income for A Bank With Domestic Office Only—FFIEC 041, for the quarter ended March 31, 2009.